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                           PURCHASE AND SALE AGREEMENT


         Agreement made this 17th day of December, 1996, by and between TRUSTCO BANK, NATIONAL ASSOCIATION, a banking corporation organized and existing under the laws of the United States of America, having an address of 320 State Street, Schenectady, New York 12305 (the "Seller"), and IFS INTERNATIONAL, INC., a New York corporation having an office at 185 Jordan Road, Troy, New York 12180 (the "Buyer").

                               W I T N E S E T H:

     WHEREAS, the Seller is the owner of certain a leasehold estate ("Leasehold") pursuant to a Ground Lease between Rensselaer Polytechnic Institute, as Landlord (the "Landlord"), and PacAmOr Bearings, Inc., as Tenant, dated May 26, 1983 ("Ground Lease") (the Seller having succeeded to the interest of the Tenant), together with the improvements thereon ("Improvements"), located at 300 Jordan Road, Rensselaer Technology Park, North Greenbush, New York (the Leasehold and Improvements being referred to hereinafter as the "Premises"); and

     WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, the Premises upon the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Sale of Premises. Subject to the terms and conditions set forth in this Agreement, the Buyer agrees to purchase the Premises from the Seller and the Seller agrees to sell, transfer and assign the Premises to the Buyer.

         2. Purchase Price. The total purchase price to be paid by the Buyer to the Seller for the Premises shall be Nine Hundred
Ninety-five Thousand Dollars ($995,000.00) (the "Purchase Price"), which shall be payable as follows:

         (a) $20,000.00 (Initial Deposit) shall be delivered to the Seller upon the Buyer's execution of this Agreement, which Initial Deposit shall be non-refundable except as set forth in Paragraph 9 of this Agreement;

         (b) $30,000 (Additional Deposit) shall be delivered to the Seller on February 28, 1997. Such Additional Deposit shall be non-refundable except as set forth in Paragraph 9 of this Agreement.


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         (c)      The balance of the Purchase Price, or $945,000.00 shall be paid to the Seller at Closing by certified check, bank check or wire transfer of funds.

                  3.  Closing.

         (a) The closing (the "Closing") shall be held on or before March 14, 1996 (the "Closing Date") at the office of McNamee, Lochner, Titus & Williams, P.C., 75 State Street, Albany, New York, or at such other time and place as may be mutually agreed upon by the parties.

         (b) Upon payment to the Seller of the Initial Deposit, the Additional Deposit and the balance of the Purchase Price payable at Closing, the Seller shall transfer the Premises to the Buyer by means of an Assignment of Lease, in proper form for recording.

         (c) The Seller shall transfer, and the Buyer shall accept the Premises subject to all covenants, conditions, restrictions and easements of record and zoning and environmental protection laws, also subject to any unpaid installments of street or other improvement assessments payable after the date of the transfer of the Premises, and any state of facts which an inspection and/or accurate survey may show, provided that nothing in this paragraph renders title to the Leasehold uninsurable.

         (d) The Buyer and the Seller agree that they shall prorate, as of the Closing Date, all real estates taxes and water and sewer charges.

         4.  Covenants of the Seller and Buyer.

         (a) The Buyer agrees to accept the Improvements on an "as is" basis and in present condition as of the date hereof, without representation or warranty from the Seller of any kind, subject to reasonable wear, tear and natural deterioration from the date hereof to the date of Closing.

         (b) Prior to the Closing Date, the Seller will not encumber the Premises, either in whole or in part, or enter into any agreement, sub-lease or transaction or make any commitment relating to the Premises, without the Buyer's prior written consent.

         5. Representations of Seller. The Seller hereby represents and warrants to Buyer as follows:

         (a) The Seller is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement;

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         (b)      Seller has title to the Premises free and clear of all
                  mortgages and liens, except such mortgages or liens which shall be discharged or released on or prior to the Closing Date;

         (c) Seller engaged the services of Conley Associates as broker in connection with the transaction contemplated herein, and Seller agrees to pay any commission due as a result thereof;

         (d) Subject to the provisions of this Agreement, the execution and delivery of this Agreement do not, and, the consummation of the transactions contemplated hereby will not, violate or conflict with (i) the Seller's Certificate of Incorporation or Bylaws; or (ii) any law or regulation or any provision of any mortgage, note, lien, lease, agreement, instrument, order, judgment or degree to which the Seller is a party or by which it is bound;

         (e) No portion of the Premises is subject to any pending condemnation, taking or other similar proceeding by any public authority, and Seller has no knowledge or grounds to believe that any such condemnation, taking or similar proceeding is threatened;

         (f) The Premises are vacant and shall remain vacant during the pendency of this Agreement, unless the Seller and the Buyer otherwise agree in writing; and

         (g) There are no existing agreements affecting the Premises other than the Ground Lease.

         6. Representations of Buyer. The Buyer hereby represents and warrants to the Seller as follows:

         (a) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement have been duly authorized by all action of the Buyer and do not and will not (i) require the consent of any party which has not heretofore been received (except as otherwise provided in this Agreement) and will not result in a breach or default under any credit agreement, indenture, business agreement, mortgage, deed of trust, commitment, guarantee or any other agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected; or (ii) conflict with or violate any existing law, rule, regulation, judgment, order or decree of any government, governmental instrumentality, agency or court having jurisdiction over the Buyer; and

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         (b)      The transactions contemplated herein were not submitted by the
                  Buyer to any broker, finder or similar person who is entitled to commission, fee or like payment thereon, and the actions of Buyer have not given rise to any claim by any person for a commission, fee or like payment against Seller.

         (c) The Buyer will cooperate with Seller and the Landlord to obtain the Landlord's consent referred to in Paragraph 8(c) below and provide any information to Seller and Landlord which is reasonably necessary to obtain the said consent.

         7.  Tax Matters.

         (a) The Seller shall pay any and all state and local real estate transfer taxes due and owing in connection with the sale of the Premises.

         8.  Contingencies.

         (a) The obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (i) All of the representations and warranties made by Seller as set forth in this Agreement shall be true and correct as of the Closing Date in all material respects; and

                  (ii) The Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed by Seller at or prior to the Closing commitment application.

         (b) The obligations of Seller to transfer and assign the Premises to the Buyer pursuant to this Agreement shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (i) The representations and warranties of Buyer as set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

                  (ii) The Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Buyer at or before the Closing Date; and

                  (iii) The Buyer shall have paid the full amount Purchase Price to Seller on or before the Closing

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                            Date in accordance with the terms and provisions of
                            this Agreement.

         (c) Notwithstanding anything to the contrary contained in this Agreement, this Agreement is contingent upon receipt by the Seller of the Landlord's written consent to the transfer and assignment to the Buyer of the Premises and the Seller's interest therein.

         9.  Remedies.

         (a) In the event Seller shall be unable to transfer title to the Leasehold in accordance with the terms and provisions of this Agreement, or if any of the conditions set forth in Paragraph 8(a) and 8(c) above (provided Buyer has complied with Paragraph 6(c) above) are not satisfied as of the Closing Date, the Buyer may terminate this Agreement and neither party shall have any liability to the other. Under such circumstances the Initial Deposit and, if applicable, the Additional Deposit shall be returned to the Buyer, and the Seller shall have no further liability to the Buyer.

         (b) If the Buyer shall fail to comply with its obligations under this Agreement, the Seller's sole remedy shall be to keep and retain the Initial Deposit and the Additional Deposit as liquidated damages, and neither party shall have any further rights against the other.

         10. Title Insurance and Survey. A title insurance policy and current survey of the Leasehold, if required by the Buyer, shall be obtained at the Buyer's expense. The Seller shall cooperate in providing any available existing survey, abstract of title or title insurance policy information it may possess without cost to the Buyer.

         11.  Destruction, Damage or Condemnation.

         (a) The provisions of Section 5-1311 of the New York General Obligations Law shall apply to the purchase and sale of the Premises as contemplated by this Agreement in the event that the Premises are destroyed or damaged.

         (b) If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose (a "Taking"), then in that event, this Agreement shall terminate and shall be of no further force or effect.

         (c) In the event of a Taking of less than the whole of the Premises, then, at the Buyer's option, this Agreement shall
                  (i) terminate and shall be of no further force or

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                  effect whatsoever; or (ii) cease and expire with respect only to the portion of the Premises so taken, yet all other terms and conditions contained herein shall remain in full force and effect, so long as (x) the Premises may continue to be used in compliance with applicable zoning laws and regulations; and
                  (y) the Seller shall assign the proceeds of any condemnation award to the Buyer.

         12. Condition of Premises. The Buyer does hereby acknowledge, represent, warrant and covenant for the benefit of the Seller that:

         12.1. Disclaimers.

         (a) The Buyer is expressly purchasing the Premises in its existing condition "AS IS, WHERE IS AND WITH ALL FAULTS";

         (b) The Seller shall have no obligation to repair or correct any conditions or defects or to compensate the Buyer for the same;

         (c) The Buyer hereby assumes all responsibility to inspect and investigate the Premises and of all risk of adverse conditions;

         (d) The Buyer has undertaken all the physical inspections and examinations of the Premises and all permits and approvals, if any, related thereto, as the Buyer deems necessary or appropriate, and has evaluated the suitability of the Premises for the Buyer's intended use; the Buyer is relying solely upon such inspections and examinations and the advice and counsel of its own agents, legal counsel and consultants;

         (e) The Seller is not making and has not made any warranty or representation, either express or implied, with respect to the validity or accuracy of the materials or other data provided to the Buyer, the physical condition of the Premises, the existence or nonexistence of any permits or approvals or any other aspect of all or any part of the Premises, either as an inducement to the Buyer to purchase the Premises or for any other purpose, and the Buyer will independently verify the accuracy and reliability of all such matters and items;

         (f) The Buyer has received a complete copy of the Project Summary and Proposed Investigation Work Plan concerning the Premises dated November 7, 1996, prepared by C.T. Male Associates, P.C. The Seller makes no acknowledgment, representation, warranty or agreement of any kind regarding any hazardous substances or materials, including, but not limited to, whether there has been or

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                  there will be escapage, seepage, leakage, spillage,
                  discharge, emission or release on, in, at or under the Premises;

         (g) The Buyer has independently determined that the Purchase Price is fair; and

         (h) By reason of all the foregoing, the Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the condition of the Premises.

                  Without limiting the generality of the foregoing, the Buyer acknowledges that it has had adequate opportunity to become fully acquainted with the nature and condition, in all respects, of the Premises, the existence or availability of all permits and approvals from governmental authorities, and the condition and state of repair of any improvements situated on the Premises.

         12.2 Hazardous Materials. The Seller has made no representations and shall have no liability to the Buyer with respect to the condition of the soil, the existence of nonexistence of hazardous substances or materials or contamination, or any past use of the Premises. Notwithstanding that the Seller has provided the Buyer with the environmental report referred to in paragraph "13.1" of this Agreement, the Buyer has conducted or will conduct such investigations and inspections as Buyer deems necessary and appropriate. The Buyer acknowledges that Seller is not in any manner responsible for the presence of hazardous substances or materials at, on, in, under or relating to the Premises. The Buyer hereby specifically releases Seller, its shareholders, officers, directors, employees, agents and personal representatives, their respective heirs, successors and assigns, from any and all claims, losses, liabilities, fines, charges, damages, injuries, penalties, response costs and expenses of any and every kind whatsoever (whether known or unknown) relating to the presence on, in, at or under, or the escape, seepage, leakage, spillage, discharge, emission or release of any hazardous substances or material on, in or at the Premises, whether occurring prior to or following the Closing. This release shall survive the Closing.

         13. Notices. All notices to be given hereunder shall be in writing and shall be personally delivered or sent by certified or registered mail, return receipt requested, postmarked before the required date, addressed as follows:

To Seller:                 Trustco Bank New York
                           320 State Street
                           Schenectady, New York 12305
                           Attn: George W. Wickswat
                                 Vice President

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                           (518) 377-3311

With a Copy to:McNamee, Lochner, Titus & Williams, P.C.
                           75 State Street, P. O. Box 459
                           Albany, New York 12201-0459
                           Attn: Thomas P. Connolly, Esq.
                           (518) 447-3200

To Buyer:                  IFS International, Inc.
                           185 Jordan Road
                           Troy, New York 12180

With a Copy to:Harris, Beach & Wilcox
                           20 Corporate Woods Blvd.
                           Albany, New York 12211
                           Attn: Roland M. Cavalier, Esq.
                           (518) 427-9700

         14. Entire Agreement. This Agreement supersedes all prior oral or written understandings among the parties with respect to the subject matter herein, and contains the entire agreement among the parties. Neither this Agreement nor any provision thereof may be changed, waived, modified or amended orally, but only by a written instrument signed by the party against whom the enforcement of such change, waiver, modification or amendment is sought.

         15. Binding Effect and Assignment. This Agreement is binding and shall inure to the benefit of the parties hereto, their personal representatives, successors and assigns; provided, however, that this Agreement may not be assigned by the Buyer without the Seller's prior written consent, and no such assignment shall relieve the Buyer of its obligations hereunder.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    SELLER:

                                    TRUSTCO BANK, NATIONAL ASSOCIATION

                                    By: /s/ George W. Wickswat
                                        --------------------------
                                        George W. Wickswat
                                        Vice President




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                                     BUYER:

                                    IFS INTERNATIONAL, INC.

                                    By: /s/ Frank Pascuito
                                        ----------------------
                                        Frank Pascuito, CEO and
                                        Chairman of the Board

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